CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Banner Ridge DSCO Private Markets Fund of our report dated February 17, 2026, relating to the financial statements of Banner Ridge DSCO Private Markets Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 17, 2026